Exhibit 99.4
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
Year Ended December 31,

	Balance	Additions					Translation
	at	Charged	Charged	Acquired	Deductions		adjustment	Balance
(In millions)	beginning	(credited)	(credited)	by	from		during	at end of
Description	of period	to income	to AOCL	purchase	reserves		period	period

2006
Allowance for doubtful accounts	$124	$10	$—	$—	$(42	) (a)	$6	$98
Valuation allowance – deferred tax assets	2,051	364	366	13	(3)		23	2,814

2005

Allowance for doubtful accounts	$140	$25	$—	$—	$(33	) (a)	$(8)	$124
Valuation allowance – deferred tax assets	2,065	(8)	39	—	(18)		(27)	2,051

2004

Allowance for doubtful accounts	$126	$49	$—	$—	$(42	) (a)	$7	$140
Valuation allowance – deferred tax assets	2,030	(28)	57	—	(8)		14	2,065

Note: (a) Accounts and notes receivable charged off.